UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

Reliance on SEC Relief from Filing Requirements

U.S. Physical Therapy, Inc. (the “Company, “us”, “our” and “we”) is filing this Current Report on Form 8-K pursuant to the Order of the Securities and Exchange Commission (the “SEC”), issued on March 4, 2020 and as revised on March 25, 2020 pursuant to Section 36 of the Exchange Act, granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “SEC Order”). The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

The Company, relying on the SEC Order, will delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Report”) due to the circumstances related to COVID-19. In particular, due to the government imposed restrictions in many of the areas we operate including our corporate offices, COVID-19 has caused disruptions to the Company and limited access to its facilities resulting in limited support from its staff. The Company’s operations are located throughout the United States with its corporate office in Houston, Texas. These restrictions have, in turn, slowed the completion of the Company’s internal quarterly review, including evaluating the various impacts of COVID-19 on its financial statements, and to prepare and complete in a timely manner the Report. Notwithstanding the foregoing, the Company expects to file the Report on May 21, 2020, approximately two weeks later than normal.

Business Update

The effects of the COVID-19 pandemic continue to adversely impact us. Our patient volumes last week overall were approximately 55% of normal but vary significantly by region.  At this point, we have 51 clinics at least temporarily closed and we anticipate additional closures.  Clinics that remain open continue to experience a significant decline in patient volume as new patient referrals continue to slow and existing patients continue to cancel scheduled appointments and fail to schedule additional appointments. Likewise the Company’s industrial injury prevention business is experiencing a significant downturn as a number of our clients’ locations are on reduced work schedules or closed. As a result, the Company expects a significant drop in revenue and, in the near term, expects to incur losses. Management has taken a number of steps to mitigate these losses. To date we have furloughed or terminated approximately 2,000 employees, comprising more than 40% of our employees across the Company. In our corporate office, we have made across the board employee salary reductions of from 20% to 25%, as well as a 35% to 40% salary reduction for executives, and a 50% reduction of our Board of Directors related fees. In addition, many of our clinic partnerships have made similar salary reductions. We continue to deploy a telehealth and e-visit solution to perform services remotely, renegotiate leases, slow development of new clinics, delay potential acquisitions and cut other expenses.

Dividend Payment and Suspension of Further Dividends in 2020

The Company will pay the first quarter dividend as scheduled on Friday, April 17, 2020.  As previously disclosed, the Board of Directors declared a cash dividend of $0.32 per share payable on April 17, 2020 to shareholders of record as of March 13, 2020. Although a final decision has not yet been made by the Company’s Board of Directors, management does not anticipate that the Company will pay subsequent dividends for the remainder of 2020.

Additional Risk Factor

The Company will be including the following Risk Factor in the Report which should be read in conjunction with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020:

We are subject to risks associated with public health crises and epidemics/pandemics, such as the novel strain of coronavirus (COVID-19).

Our operations expose us to risks associated with public health crises and epidemics/pandemics, such as the novel strain of coronavirus (COVID-19) that has spread globally. In recent weeks, the continued spread has led to disruption and volatility in the global capital markets, which increases the cost of, and adversely impacts access to, capital and increases economic uncertainty. The pandemic has caused an economic slowdown of potentially extended duration, and it is possible that it could cause a global recession.

COVID-19 is having, and will continue to have, an adverse impact on our operations and supply chains, including an increase in cancellations of physical therapy patient appointments and a decline in the scheduling of new or additional patient appointments.  Due to these impacts and measures, we have experienced, and will continue to experience, significant and unpredictable reductions and cancellations of our patient visits.

As a result, given the rapid and evolving nature of the virus, COVID-19 will negatively affect our revenue, and it is uncertain how materially COVID-19 will affect operations generally if these impacts persist or worsen over an extended period of time. Any of these impacts would have a significant adverse effect on our business, financial condition and results of operations, and at this point, the extent of the impact of COVID-19 remains uncertain.

Summary of Risk Factors

Our business can be affected by certain risks, uncertainties and factors which include, but are not limited to:
•	the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of COVID-19 (coronavirus) which the financial magnitude cannot be currently estimated;
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•
competitive environment in the industrial injury prevention business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Refer to Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020 for a listing and explanation of risk factors and the above noted additional risk factor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: April 16, 2020	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)